Exhibit 1.1

Execution Version

$1,200,000,000
NUSTAR LOGISTICS, L.P.

5.750% Senior Notes due 2025
6.375% Senior Notes due 2030
guaranteed by
NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P.

UNDERWRITING AGREEMENT

September 9, 2020

Citigroup Global Markets Inc.

As Representative of the several
Underwriters named in Schedule I attached hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

NuStar Logistics, L.P., a Delaware limited partnership (“NuStar Logistics”), proposes to issue and sell $600,000,000 aggregate principal amount of its 5.750% Senior Notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of its 6.375% Senior Notes due 2030 (the “2030 Notes,” and together with the 2025 Notes, the “Notes”) to the underwriters (the “Underwriters”) named in Schedule I attached hereto, for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”), to be issued under an indenture dated as of July 15, 2002 (as amended and supplemented to date, the “Base Indenture”), among NuStar Logistics, as issuer, NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), and NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership (“NuPOP”), as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture thereto to be dated as of the Delivery Date (as defined in Section 3 hereof) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  NuStar Logistics’ obligations under the Notes are to be fully and unconditionally guaranteed on a senior, unsecured basis by the Partnership and NuPOP (the “Guarantee,” and together with the Notes, the “Securities”).

This is to confirm the agreement among the Partnership, Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP”), NuStar Logistics, NuStar GP, Inc., a Delaware corporation and the general partner of NuStar Logistics (“GP, Inc.”), NuPOP and NuStar Pipeline Company, LLC, a Delaware limited liability company and the general partner of NuPOP (“NuStar Pipeline GP”), and the Underwriters concerning the purchase of the Securities from NuStar Logistics by the Underwriters.  The Partnership, the General Partner, NuStar GP, NuStar Logistics, GP, Inc., NuPOP and NuStar Pipeline GP are collectively referred to herein as the “Partnership Parties.”

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-232502) including a prospectus, which registration statement incorporates by reference documents that the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Securities Act.  Such registration statement, as so amended, has become effective under the Securities Act.

The Partnership Parties wish to confirm as follows their agreement with you in connection with the purchase of the Securities from NuStar Logistics by the Underwriters.

1.          Representations, Warranties and Agreements of the Partnership Parties.  Each of the Partnership Parties, jointly and severally, represents, warrants and agrees with the Underwriters that:

(a)          Registration; Definitions; No Stop Order.  A registration statement (Registration No. 333-232502) on Form S-3 relating to the Securities has (i) been prepared by NuStar Logistics, the Partnership and NuPOP in conformity with the requirements of the Securities Act and the Rules and Regulations of the Commission; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered or otherwise made available by the Partnership to you as the Representative.  As used in this agreement (this “Agreement”):

(i)          “Applicable Time” means 3:30 p.m. (New York City time) on the date of this Agreement;

(ii)          “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)          “Final Term Sheet” means the pricing term sheet prepared pursuant to Section 4(a) of this Agreement and substantially in the form attached in Schedule III hereto;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of NuStar Logistics, the Partnership and NuPOP or used or referred to by NuStar Logistics, the Partnership or NuPOP in connection with the offering of the Securities, including the Final Term Sheet;

(v)          “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including any preliminary prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any documents incorporated or deemed to be incorporated by reference therein;

(vi)          “Pricing Disclosure Package” means the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus set forth on Schedule II hereto;

(vii)          “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any documents incorporated or deemed to be incorporated by reference therein; and

(viii)          “Registration Statement” means, collectively, the various parts of such registration statement, including any documents incorporated or deemed to be incorporated by reference therein, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and any information deemed to be part of the registration statement at such Effective Date pursuant to Rule 430B of the Rules and Regulations.

(ix)          Any reference to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, prior to the Applicable Time.

Any reference to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act and the Rules and Regulations.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus filed pursuant to Rule 424(b) on or prior to the date hereof.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, any reports of the Partnership filed (but not furnished) with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the Effective Date that are incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Partnership Parties (as defined herein), threatened by the Commission.  The Commission has not notified the Partnership of any objection to the use of the Registration Statement.

(b)          Partnership Status as “Well-Known Seasoned Issuer.” The Partnership has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 3).

(c)          Registration Statement and Prospectus Conform to the Requirements of the Securities Act.  The Registration Statement conformed when filed and on the most recent Effective Date and will conform on the Delivery Date, in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)          No Material Misstatements or Omissions in Registration Statement.  As of each Effective Date and on the Delivery Date, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(e)          No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(f)          No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(g)          No Material Misstatements or Omissions in Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that constitutes a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).  Each Issuer Free Writing Prospectus did not conflict with the information then contained in the Registration Statement.

(h)          Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and NuStar Logistics, the Partnership and NuPOP have complied, and will comply, with all prospectus delivery requirements and any filing and record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  None of NuStar Logistics, the Partnership or NuPOP has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative.  NuStar Logistics, the Partnership and NuPOP have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  Each of NuStar Logistics, the Partnership and NuPOP has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Securities will not be required to be filed pursuant to the Rules and Regulations.

(i)          Proceedings Under the Securities Act.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act and none of NuStar Logistics, the Partnership or NuPOP is the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(j)          Formation and Qualification.  Each of the Partnership Parties and the Partnership’s “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each a “Principal Subsidiary,” and collectively, the “Principal Subsidiaries”), has been duly organized and is validly existing and in good standing, if applicable, as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, and except where the failure of the Partnership Parties and the Principal Subsidiaries to be so duly organized would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, unitholders’ or stockholders’ equity, properties, business or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (a “Material Adverse Effect”); and each of the Partnership Parties and the subsidiaries of the Partnership has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)          Ownership of NuStar GP by NuStar Holdings.  NuStar GP Holdings, LLC, a Delaware limited liability company (“NuStar Holdings”), is the sole member of NuStar GP and owns 100% of the issued and outstanding membership interests in NuStar GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NuStar GP (the “NuStar GP LLC Agreement”), and are fully paid (to the extent required under the NuStar GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NuStar Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).

(l)          Ownership of the General Partner Interest in the General Partner.  NuStar GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of the General Partner (the “GP Partnership Agreement”); and NuStar GP owns such general partner interest free and clear of all Liens.

(m)          Ownership of the Limited Partner Interests in the General Partner.  NuStar Holdings is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and NuStar Holdings owns such limited partner interest free and clear of all Liens.

(n)          Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Eighth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the General Partner owns such general partner interest free and clear of all Liens.

(o)          Ownership of the General Partner Interest in NuStar Logistics. GP, Inc. is the sole general partner of NuStar Logistics with a 0.01% general partner interest in NuStar Logistics; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuStar Logistics (the “NuStar Logistics Partnership Agreement”); and GP, Inc. owns such general partner interest free and clear of all Liens.

(p)          Ownership of the Limited Partner Interest in NuStar Logistics.  The Partnership is the sole limited partner of NuStar Logistics with a 99.99% limited partner interest in NuStar Logistics; such limited partner interest has been duly authorized and validly issued in accordance with the NuStar Logistics Partnership Agreement and is fully paid (to the extent required under the NuStar Logistics Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens.

(q)          Ownership of the General Partner Interest in NuPOP.  NuStar Pipeline GP is the sole general partner of NuPOP with a 1% general partner interest in NuPOP; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuPOP (the “NuPOP Partnership Agreement”); and NuStar Pipeline GP owns such general partner interest free and clear of all Liens.

(r)          Ownership of the Limited Partner Interest in NuPOP.  NuStar Pipeline Partners L.P., a Delaware limited partnership (“NuStar Pipeline Partners”), is the sole limited partner of NuPOP with a 99% limited partner interest in NuPOP; such limited partner interest has been duly authorized and validly issued in accordance with the NuPOP Partnership Agreement and is fully paid (to the extent required under the NuPOP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NuStar Pipeline Partners owns such limited partner interest free and clear of all Liens.

(s)          Ownership of the Principal Subsidiaries.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership owns directly or indirectly 100% of the outstanding capital stock, membership interests, partnership interests or other equity interests, as the case may be, in each of the Principal Subsidiaries; such stock, membership interests, partnership interests or other equity interests have been duly authorized and validly issued in accordance with the applicable certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and partnership agreement or other organizational documents of each applicable Principal Subsidiary, as the case may be (collectively, the “Principal Subsidiaries Operative Documents” and, as to each individual Principal Subsidiary, the “Principal Subsidiary Operative Document”), except where the failure of such stock, membership interests, partnership interests or other equity interests to be so duly authorized and validly issued would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except in the case of the general partner interests, are fully paid (to the extent required under the applicable Principal Subsidiary Operative Document) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, as the case may be); and the Partnership and the direct owner, if applicable, owns all such stock, membership interests, partnership interests or other equity interests, as the case may be, free and clear of all Liens.

(t)          Authorization and Enforceability of Indenture.  The execution and delivery by or on behalf of, and the performance by each of, NuStar Logistics, the Partnership and NuPOP of their respective obligations under the Indenture have been duly and validly authorized by each of NuStar Logistics, the Partnership and NuPOP, and, at the Delivery Date, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Rules and Regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered on behalf of each of NuStar Logistics, the Partnership and NuPOP, will constitute a valid and legally binding agreement of the Partnership, NuPOP (to the extent set forth in the Supplemental Indenture) and NuStar Logistics enforceable against each of NuStar Logistics, the Partnership and NuPOP in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (such laws collectively, “Enforceability Exceptions”).

(u)          Valid Issuance of Notes.  The Notes have been duly authorized for issuance and sale to the Underwriters, and, when executed on behalf of NuStar Logistics and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered on behalf of NuStar Logistics, and will constitute the valid and legally binding obligations of NuStar Logistics entitled to the benefits of the Indenture and enforceable against NuStar Logistics in accordance with their terms; provided that, the enforceability thereof may be limited by Enforceability Exceptions.

(v)          Valid Issuance of the Guarantee.  The Guarantee to be endorsed on the Notes on behalf of the Partnership and NuPOP has been duly authorized by NuStar GP and the General Partner on behalf of the Partnership and by NuStar Pipeline GP on behalf of NuPOP and, on the Delivery Date, will have been duly executed and delivered on behalf of the Partnership and NuPOP; when the Notes have been issued, executed and authenticated in accordance with the Indenture, including endorsement of the Notes on behalf of the Partnership and NuPOP, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee will constitute the valid and legally binding obligation of the Partnership and NuPOP entitled to the benefits of the Indenture and enforceable against the Partnership and NuPOP in accordance with its terms; provided that, the enforceability thereof may be limited by Enforceability Exceptions.

(w)          Capitalization.  As of August 31, 2020, the issued and outstanding limited partner interests of the Partnership consist of 109,195,380 common units representing limited partner interests of the Partnership (“Common Units”) and 9,060,000 Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”), 15,400,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series B Preferred Units”), 6,900,000 Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series C Preferred Units”) and 23,246,650 Series D Cumulative Convertible Preferred Units (the “Series D Preferred Units”).  All outstanding Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

(x)          No Preemptive Rights, Registration Rights or Options.  Except as identified in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Parties, or (ii) outstanding options or warrants to purchase any securities of the Partnership Parties, in each case other than with respect to awards granted pursuant to an equity incentive plan approved by the board of directors of NuStar GP or a committee thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Parties.

(y)          Authority and Authorization.  At the Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement, the Indenture and the Guarantee, shall have been validly taken.

(z)          Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties party hereto.

(aa)          Authorization, Execution, Delivery and Enforceability of Certain Agreements.  The organizational documents of each of the Partnership Parties, NuStar Holdings and each of the Principal Subsidiaries (collectively, the “Organizational Documents”) have been duly authorized, executed and delivered by or on behalf of the Partnership Parties, NuStar Holdings and the Principal Subsidiaries, as applicable, and, assuming the due authorization, valid execution and delivery by the other parties thereto (other than the Partnership Parties, NuStar Holdings and the Partnership’s subsidiaries), each will be a valid and legally binding agreement of the Partnership Parties, NuStar Holdings and the Principal Subsidiaries, as applicable, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by Enforceability Exceptions; provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(bb)          No Conflicts.  None of the offering and sale by NuStar Logistics of the Notes, the execution, delivery and performance of this Agreement by or on behalf of the Partnership Parties, the Indenture and the Guarantee to be endorsed on the Notes on behalf of the Partnership Parties that are parties thereto or the consummation of any other transactions contemplated by this Agreement, the Indenture or the Guarantee (i) conflicts with or will conflict with, or constitutes or will constitute a violation of, the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Partnership Parties or Principal Subsidiaries, (ii) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Parties or Principal Subsidiaries is a party or by which any of them are bound or to which any of their respective properties is subject, (iii) violates or will violate any statute, law, rule or regulation, or any judgment, order or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Parties or Principal Subsidiaries or any of their properties or assets, or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties or Principal Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, violations, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement, the Indenture and the Guarantee or consummate the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc)          No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the execution and delivery of this Agreement by or on behalf of the Partnership Parties, the offer and sale of the Notes by NuStar Logistics, the execution and delivery of the Guarantee to be endorsed on the Notes on behalf of the Partnership and NuPOP or the execution, delivery and performance of the Indenture on behalf of the Partnership Parties that are parties thereto or the consummation of any other transactions contemplated by this Agreement, the Indenture or the Guarantee, except for (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Underwriters, (ii) such consents that have been, or prior to the Delivery Date will be, obtained, (iii) such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus or (iv) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)          No Defaults.  None of the Partnership Parties or the Principal Subsidiaries is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach or default (or an event which, with notice or lapse of time or both, would constitute such an event) in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties is subject, which breach, default or violation, individually or in the aggregate, has had, or would, if continued, reasonably be expected to have, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement, the Indenture or the Guarantee.

(ee)          Conformity to Description in the Pricing Disclosure Package and the Prospectus.  The Indenture and the Securities, when issued and delivered against payment therefor, as provided herein, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(ff)          No Integration.  None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(gg)          No Material Adverse Change.  Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Partnership and its subsidiaries, on a consolidated basis, have not sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of the Partnership and its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, unitholders’ or stockholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, the Partnership and its subsidiaries, on a consolidated basis, have not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.

(hh)          Conduct of Business.  Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Parties or the subsidiaries of the Partnership have (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security, except in the ordinary course consistent with past practice.

(ii)          Financial Statements.  The historical financial statements (including the related notes) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent disclosed therein.  The summary historical and financial data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) under the captions “Capitalization,” “Selected Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which such data has been derived.  No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(jj)          Statistical and Market-Related Data.  The financial, statistical and market-related data included under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business, Risk Factors and Properties” (or comparable wording) in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Partnership included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kk)          Independent Registered Public Accounting Firm.  KPMG LLP, who has audited certain financial statements of the Partnership and its consolidated subsidiaries, whose reports are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and was an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the PCAOB during the periods covered by the financial statements on which they reported incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ll)          Title to Properties.  Each of the Partnership Parties and the subsidiaries of the Partnership has good and indefeasible title to all real property and good and marketable title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (iii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all real property and buildings held under lease or license by the Partnership Parties and the subsidiaries of the Partnership are held by them under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are expected to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  For purposes of this Agreement, the phrase “good and indefeasible title” to all real property shall mean, with respect to any real property interest, and subject to the terms, conditions and provisions contained in the realty deeds and leases creating such real property interest, that the ownership, rights, possession and title in the jurisdiction and locale where the real property interest is located, is in each case legally sufficient in all material respects to conduct the business and operations of the Partnership Parties and the subsidiaries of the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such business and operations relate to the location of such real property interest, and is free and clear of all Liens excepting (in each case) permitted encumbrances, such title defects, and imperfections, limitations, correlative rights, or appurtenant rights or obligations contained in, arising from or created by the instrument under which any of the Partnership Parties and the subsidiaries of the Partnership hold title to such real property interest or contained in its chain of title thereto, which do not materially and adversely affect current or intended use or operation of the subject real property interest or which are capable of being routinely addressed, cured, avoided or assumed in the ordinary course of business and land management of the Partnership Parties and the subsidiaries of the Partnership.

(mm)          Rights-of Way.  Each of the Partnership Parties and the subsidiaries of the Partnership will have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for such rights-of-way which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties and the subsidiaries of the Partnership has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties and the subsidiaries of the Partnership considered as a whole.

(nn)          Insurance.  The Partnership Parties and the subsidiaries of the Partnership maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Partnership Parties and the subsidiaries of the Partnership has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

(oo)          Investment Company.  None of the Partnership Parties nor the subsidiaries of the Partnership is, and as of the Delivery Date and, immediately after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, none of them will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(pp)          Litigation.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Parties and the subsidiaries of the Partnership is a party or of which any property or assets of any of the Partnership Parties and the subsidiaries of the Partnership are subject that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a Material Adverse Effect or (ii) could reasonably be expected to materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement or consummate the transactions contemplated hereby and by the Pricing Disclosure Package and the Prospectus, and, to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(qq)          Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required; and the statements made in the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business, Risk Factors and Properties” and “Legal Proceedings” (or comparable wording), insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(rr)          Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among the Partnership Parties and the subsidiaries of the Partnership, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Parties, on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that is not so described.

(ss)          No Labor Dispute.  No labor dispute by the employees that are engaged in the business of any of the Partnership Parties and the subsidiaries of the Partnership exists or, to the knowledge of the Partnership, is imminent that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

(tt)          ERISA.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Parties or the subsidiaries of the Partnership or any member of the “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any of the Partnership Parties or the subsidiaries of the Partnership would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the material requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA and for which the 30-day reporting requirement has not been waived) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined on an ongoing basis based on those assumptions used to fund such Plan) and (d) none of the Partnership Parties or the subsidiaries of the Partnership or any member of the Controlled Group of any of the Partnership Parties or the subsidiaries of the Partnership has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the United States Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), in each case that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code and that is an individually designed plan has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(uu)          Tax Returns.  Each of the Partnership Parties and the subsidiaries of the Partnership has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Partnership Parties or the subsidiaries of the Partnership, nor do any of the Partnership Parties have any knowledge of any tax deficiencies that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect and except for taxes that are being contested in good faith by appropriate proceedings and for which the Partnership Parties or the subsidiaries of the Partnership have set aside on its books adequate reserves.

(vv)          Books and Records; Accounting Controls.  Each of the Partnership Parties and the subsidiaries of the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww)          Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act is accumulated and communicated to management of the Partnership, including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xx)          No Deficiency in Internal Controls.  None of the Partnership Parties is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(yy)          No Changes in Internal Controls.  Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(ww), there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(zz)          Sarbanes-Oxley Act of 2002.  There is and has been no failure on the part of NuStar GP or any of NuStar GP’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aaa)          Permits.  Each of the Partnership Parties and the subsidiaries of the Partnership has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties has fulfilled and performed all its material obligations with respect to the Permits which are due to have been fulfilled and performed by such date, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Permits contain any restriction that is materially burdensome to the Partnership Parties and the subsidiaries of the Partnership considered as a whole.

(bbb)          Environmental Compliance.  Each of the Partnership Parties and the subsidiaries of the Partnership (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of such entity under applicable Environmental Laws to conduct its businesses, (iii) is in compliance with all terms and conditions of any such permits, licenses or approvals and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ccc)          No Restrictions on Distributions.  None of the Principal Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, as applicable, to the Partnership, from repaying to the Partnership any loans or advances to such Principal Subsidiary from the Partnership or from transferring any of such Principal Subsidiary’s property or assets to the Partnership or any other Principal Subsidiary of the Partnership, except as described in or contemplated by (A) the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) the organizational documents of the Principal Subsidiaries.

(ddd)          No Distribution of Other Offering Materials.  None of the Partnership Parties has distributed or will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(h) or 4(a)(vi) or as set forth on Schedule II, and any other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

(eee)          Market Stabilization.  Neither the Partnership nor NuStar Logistics has taken and neither of them will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership or NuStar Logistics to facilitate the sale or resale of the Securities.

(fff)          Fees.  Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ggg)          Money Laundering.  The operations of the Partnership Parties and the subsidiaries of the Partnership are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Partnership Parties and the subsidiaries of the Partnership conduct business and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties or any of the subsidiaries of the Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(hhh)          FCPA.  None of the Partnership Parties or any subsidiary of the Partnership, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any of the Partnership Parties or any subsidiary of the Partnership is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) the Bribery Act 2010 of the United Kingdom; or (iii) any similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Partnership Parties and the subsidiaries of the Partnership have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject; and the Partnership Parties, the subsidiaries of the Partnership and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(iii)          OFAC.  None of the Partnership Parties or any subsidiary of the Partnership, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any Partnership Parties or any subsidiary of the Partnership, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) nor is the Partnership, NuStar Logistics or any other subsidiary of the Partnership controlled by an individual or entity that is currently the subject or target of any Sanctions; and NuStar Logistics will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity, or in any country or territory, that at the time of such financing is the subject of any Sanctions.

(jjj)          Inline XBRL.  The interactive data in inline eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kkk)          Cybersecurity.  To the knowledge of the Partnership Parties, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Partnership or any of its subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Partnership or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) none of the Partnership or any of its subsidiaries has been notified of, and to the knowledge of the Partnership Parties, there has been no event or condition that would be reasonably expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to any of the Partnership’s or any of its subsidiary’s respective IT Systems and Data; (iii) each of the Partnership and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iv) the Partnership and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, with respect to clauses (i) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(lll)          Testing-the-Waters Communications.  Each of the Partnership Parties (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. None of the Partnership Parties have distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act.

Any certificate signed by any officer on behalf of any of the Partnership Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Partnership Party as to matters covered thereby, to each Underwriter.

2.          Purchase of the Securities by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, NuStar Logistics agrees to issue and sell the Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of Notes from NuStar Logistics set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to (i) 98.75% of the principal amount of the 2025 Notes and (ii) 98.75% of the principal amount of the 2030 Notes, plus, in each of the cases mentioned in the preceding clause (i) or clause (ii), accrued interest, if any, from the Delivery Date.

NuStar Logistics shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date except upon payment for all the Notes to be purchased on the Delivery Date as provided herein.

3.          Delivery of and Payment for the Securities.  Delivery of and payment for the Securities shall be made at 9:00 a.m., New York City time, on September 14, 2020 or at such other date or place as shall be determined by agreement between the Representative and the Partnership (such date and time are sometimes referred to as the “Delivery Date”).  Delivery of the Securities shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Securities being sold by NuStar Logistics to or upon the order of NuStar Logistics of the purchase price by wire transfer in immediately available funds to the accounts specified by NuStar Logistics.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  NuStar Logistics shall deliver the Securities through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct.

The documents required to be delivered by Section 6 shall be delivered at the offices of Sidley Austin LLP, counsel for the Partnership Parties, at 1000 Louisiana Street, Suite 5900, Houston, Texas 77002, or electronically if agreed to by the parties, on the Delivery Date as provided in this Agreement.

The Partnership is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representative’s judgment is advisable.  The Partnership is further advised by the Representative that the Securities are to be offered to the public on the terms set forth in the Prospectus.

4.          Further Agreements of the Partnership Parties.

(a)          Each of the Partnership Parties, jointly and severally, agrees:

(i)          Preparation of Prospectus and Registration Statement.  To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish or make available to the Representative copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by each of the Partnership Parties with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)          Payment of Filing Fees.  To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii)          Signed Copies of Registration Statement.  To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv)          Copies of Documents to Underwriters.  To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(v)          Filing of Amendment or Supplement.  To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus or any new, replacement registration statement that may, in the judgment of the Partnership or, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Representative, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus or any new, replacement registration statement, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and not to file any such amendment, supplement or document to which the Representative reasonably objects unless the Partnership is required by law to make such filing; and to furnish to the Underwriters such number of copies of such new registration statement, amendment or supplement as the Underwriters may reasonably request, use its commercially reasonable efforts to cause such new registration statement or amendment to be declared effective as soon as practicable and, in any such case, to promptly notify the Representative of such filings and effectiveness;

(vi)          Issuer Free Writing Prospectus.  To prepare a pricing term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representative and attached as Schedule III hereto and to file such pricing term sheet pursuant to Rule 433 under the Securities Act within the time required by such rule, and not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(vii)          Reports to Security Holders.  As soon as practicable the Partnership shall make generally available to its security holders and to the Representative an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations;

(viii)          Qualifications.  Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(ix)          Lock-Up Period.  For a period commencing on the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus, not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities that are substantially similar to the Securities, or publicly disclose the intent of any of the foregoing, without the prior written consent of the Representative; and

(x)          Use of Proceeds.  To apply the net proceeds from the sale of the Notes being sold by NuStar Logistics as set forth in the Pricing Disclosure Package and the Prospectus.

(b)          Use of “Issuer Information” in “Free Writing Prospectus.” Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, (ii) no such consent shall be required with respect to one or more pricing term sheets relating to the Securities containing customary information and conveyed to the purchasers of Securities, including the term sheet attached hereto as Schedule III, and (iii) “issuer information,” as used in this Section 4, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

5.          Expenses.  The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that it will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and the performance of the Partnership Parties’ obligations hereunder, including the fees of the Partnership Parties’ counsel and accountants, and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities; (e) services provided by the transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (g) any review by Financial Industry Regulatory Authority of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters); (h) any transfer fees or taxes relating to the transfer of the Securities to the Underwriters; (i) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 4(a)(viii); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show and travel and lodging expenses of the Representative and officers of the Partnership; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

6.          Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder to purchase the Securities are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the accuracy of the statements of the Partnership Parties and the officers of GP, Inc., NuStar GP and NuStar Pipeline GP on behalf of NuStar Logistics, the Partnership and NuPOP, respectively made in any certificates delivered pursuant hereto, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to use of the Registration Statement.

(b)          No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)          All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          Sidley Austin LLP shall have furnished to the Representative its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-1.

(e)          Amy L. Perry, Executive Vice President—Strategic Development and General Counsel of NuStar GP, shall have furnished to the Representative a written opinion addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-2.

(f)          The Representative shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)          At the time of execution of this Agreement, the Representative shall have received from KPMG LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than two business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)          With respect to the letters of KPMG LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representative a letter (the “bring-down letter”) of such accountant, addressed to the Underwriters and dated the Delivery Date (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)          NuStar Logistics, the Partnership and NuPOP shall have furnished to the Representative a certificate, dated the Delivery Date, signed on behalf of NuStar Logistics, the Partnership and NuPOP by (1) either the President and Chief Executive Officer or the Executive Vice President—Strategic Development and General Counsel, in each case of NuStar GP and (2) either the Executive Vice President and Chief Financial Officer or the Senior Vice President and Controller, in each case of NuStar GP, stating that:

(i)          The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of the Delivery Date, other than those representations, warranties and agreements made as of a specific date, which were true and correct as of such date; and that each of the Partnership Parties has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii)          No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the Registration Statement or any post-effective amendment thereto; and

(iii)          They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and nothing has come to their attention that would lead them to believe that, (A) (1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did or do contain any untrue statement of a material fact and did or do omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading or (B) since the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(j)          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the Partnership Parties or the subsidiaries of the Partnership shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Partnership Parties and the subsidiaries of the Partnership or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, equity, properties, management, business or prospects of the Partnership and the subsidiaries of the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in the case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(k)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the Securities.

(l)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the NYSE American LLC or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities or any other calamity or crisis after the date hereof, the effect of which on the financial markets in the United States shall be such, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following:  (i) any decrease in the rating of any debt securities of any of the Partnership Parties (including the Notes) by S&P Global Ratings (“S&P”), Fitch Ratings, Inc. or Fitch Ratings, Ltd. (collectively, “Fitch”) or Moody’s Investor Service, Inc. (“Moody’s”), (ii) any notice given by S&P, Fitch or Moody’s of any intended or potential downgrading in the rating accorded such debt securities (including the Notes) or (iii) any public announcement by S&P, Fitch or Moody’s that it has under surveillance or review, with possible negative implications, its rating of any securities (including the Notes) of any of the Partnership Parties.

(n)          NuStar Logistics, the Partnership and NuPOP and the Trustee shall have executed and delivered the Notes, the Guarantee to be endorsed on the Notes and the Indenture to which each of them is a party.

(o)          The Partnership shall have furnished to the Underwriters such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)          Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliates (as defined in Rule 405) of any Underwriter who have, or who are alleged to have, participated in the distribution of the Securities as underwriters, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter and each such director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Partnership Party shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or in any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e).  The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any director, officer, employee, agent or controlling person of that Underwriter.

(b)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Partnership Parties, their respective directors, managers, officers and employees, and each person, if any, who controls any of the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 7(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Partnership Parties or any such director, manager, officer, employee or controlling person.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 7(a) or 7(b) except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 7(a) or 7(b).  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against any of the Partnership Parties under this Section 7 if (i) the Partnership Parties and the Underwriters shall have so mutually agreed; (ii) the Partnership Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the Partnership Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership Parties.  No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)          If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by NuStar Logistics, on the one hand, and the Underwriters, on the other hand, from the sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NuStar Logistics, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by NuStar Logistics, on the one hand, and the Underwriters, on the other hand, with respect to such sale shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities purchased under this Agreement (before deducting expenses) received by NuStar Logistics, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e)          The Underwriters severally confirm and each of the Partnership Parties acknowledges and agrees that the statements regarding delivery of Securities by the Underwriters set forth on the cover page of, the sentence related to concession and reallowance figures appearing under the caption “Underwriting” and the statements relating to stabilization, short positions and penalty bids by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any road show.

8.          Defaulting Underwriters.  If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of the Securities that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Delivery Date if the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the aggregate principal amount of Securities to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, and arrangements satisfactory to the Representative and NuStar Logistics for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties, except that NuStar Logistics will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 8, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representative or NuStar Logistics may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for NuStar Logistics or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

9.          Termination.  The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by NuStar Logistics prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(j), 6(k), 6(l) or 6(m) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

10.          Reimbursement of Underwriters’ Expenses.  If (a) NuStar Logistics shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Partnership Party to perform any agreement on their part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership Parties is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, NuStar Logistics will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand NuStar Logistics shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, NuStar Logistics shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11.          Research Analyst Independence.  The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership and/or the offering of the Securities that differ from the views of their respective investment banking divisions.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions.  The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.          No Fiduciary Duty.  The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties.  The Partnership Parties hereby waive any claims that the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Securities.

13.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For the purposes of this Section 13: (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k); (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable; (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.          Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: (646) 291-1469); and

(b)          if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to NuStar Energy L.P., 19003 IH-10 West, San Antonio, Texas 78257, Attention: Amy L. Perry, Executive Vice President—Strategic Development and General Counsel (Fax: (210) 918-5469).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

15.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, agents and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 7(b) shall be deemed to be for the benefit of the directors and managers of the Partnership Parties, the officers of the Partnership Parties who have signed the Registration Statement and any person controlling the Partnership Parties within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.          Survival.  The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.          Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18.          PATRIOT Act Disclosure.  In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.          Governing Law.  This Agreement and any claim, controversy or dispute arising under or otherwise related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.          Waiver of Jury Trial.  The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.          Venue.  Each of the Partnership Parties hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

22.          Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Partnership Parties and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering and the purchase and sale of the Securities.

23.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

24.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P., its general partner

By:	NUSTAR GP, LLC, its general partner

RIVERWALK LOGISTICS, L.P.

By:	NUSTAR GP, LLC, its general partner

NUSTAR GP, LLC

NUSTAR LOGISTICS, L.P.

By:	NUSTAR GP, INC., its general partner

NUSTAR GP, INC.

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NUSTAR PIPELINE COMPANY, LLC, its general partner

NUSTAR PIPELINE COMPANY, LLC

By:	/s/ Thomas R. Shoaf
Name:	Thomas R. Shoaf
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

CITIGROUP GLOBAL MARKETS INC.

For themselves and as Representative of the
several Underwriters named in Schedule I hereto

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mohammed Baabde
Name:	Mohammed Baabde
Title:	Managing Director

SCHEDULE I

Underwriters	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased
Citigroup Global Markets Inc.	$120,000,000	$120,000,000
BofA Securities, Inc.	$48,000,000	$48,000,000
J.P. Morgan Securities LLC	$48,000,000	$48,000,000
Wells Fargo Securities, LLC	$48,000,000	$48,000,000
BMO Capital Markets Corp.	$27,000,000	$27,000,000
Barclays Capital Inc.	$27,000,000	$27,000,000
BBVA Securities Inc.	$27,000,000	$27,000,000
Mizuho Securities USA LLC	$27,000,000	$27,000,000
MUFG Securities Americas Inc.	$27,000,000	$27,000,000
PNC Capital Markets LLC	$27,000,000	$27,000,000
RBC Capital Markets, LLC	$27,000,000	$27,000,000
Scotia Capital (USA) Inc.	$27,000,000	$27,000,000
SMBC Nikko Securities America, Inc.	$27,000,000	$27,000,000
TD Securities (USA) LLC	$27,000,000	$27,000,000
Truist Securities, Inc.	$27,000,000	$27,000,000
U.S. Bancorp Investments, Inc.	$27,000,000	$27,000,000
Comerica Securities, Inc.	$12,000,000	$12,000,000
Total	$600,000,000	$600,000,000

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses Included in Disclosure Package

None, other than the Final Term Sheet filed by NuStar Logistics, the Partnership and NuPOP as a free writing prospectus pursuant to Rule 433 on September 9, 2020.
Schedule II

SCHEDULE III

Filed Pursuant to Rule 433
Registration No. 333-232502
Registration No. 333-232502-01
Registration No. 333-232502-02
September 9, 2020

NuStar Logistics, L.P.
Final Term Sheet
$600,000,000 5.750% Senior Notes due 2025
$600,000,000 6.375% Senior Notes due 2030

Issuer:	NuStar Logistics, L.P.

Guarantors:
NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P. will jointly and unconditionally guarantee, on a senior, unsecured basis, payment of the principal of, premium, if any, and interest on the notes.

Expected Security Ratings (Moody’s / S&P / Fitch)*	[Intentionally omitted from exhibit]

Security:	5.750% Senior Notes due 2025 6.375% Senior Notes due 2030

Principal Amount:	2025 Notes: $600,000,000 2030 Notes: $600,000,000

Maturity:	2025 Notes: October 1, 2025 2030 Notes: October 1, 2030

Coupon:	2025 Notes: 5.750% 2030 Notes: 6.375%

Price to Public:	2025 Notes: 100% 2030 Notes: 100%

Net Proceeds to Issuer (before expenses):	$1,185,000,000

Yield to Maturity:	2025 Notes: 5.750% 2030 Notes: 6.375%

Spread to Benchmark Treasury:	2025 Notes: T + 547bps 2030 Notes: T + 569bps

Benchmark Treasury:	2025 Notes: 0.250% due August 31, 2025 2030 Notes: 0.625% due August 15, 2030

Benchmark Treasury Yield:	2025 Notes: 0.280% 2030 Notes: 0.690%

Interest Payment Dates:	2025 Notes: April 1 and October 1, commencing April 1, 2021 2030 Notes: April 1 and October 1, commencing April 1, 2021

Make-Whole Call:	2025 Notes: T + 50bps 2030 Notes: T + 50bps

Par Call:	2025 Notes: On or after July 1, 2025 2030 Notes: On or after April 1, 2030

Change of Control
If a Change of Control (as defined in the preliminary prospectus supplement) with respect to the Notes of any series occurs, each holder of the Notes of the applicable series may require us to repurchase all or a portion of its Notes at a price equal to 101% of the principal amount of such series of Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

Schedule III

Pricing Date:	September 9, 2020

Settlement Date:	September 14, 2020

CUSIP / ISIN:	2025 Notes: 67059T AG0 / US67059TAG04 2030 Notes: 67059T AH8 / US67059TAH86

Joint Book-Running Managers:
Citigroup Global Markets Inc.
BofA Securities, Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
Barclays Capital Inc.
BBVA Securities Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.

Co-Manager:	Comerica Securities, Inc.

*
Note:  A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to review, revision, suspension, reduction, or withdrawal at any time by the assigning rating agency.

All information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

Delivery of the notes is expected to be made against payment therefor on or about September 14, 2020, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the prospectus supplement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 at 1-800-831-9146.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.
Schedule III

EXHIBIT A-1

FORM OF OPINION OF SIDLEY AUSTIN LLP

1.          Each of the Partnership Entities is validly existing as a limited partnership, limited liability company or corporation, as applicable, and in good standing under the laws of the State of Delaware. Each of the Partnership Entities has the limited partnership, limited liability company or corporate power and authority, as the case may be, under the laws of the State of Delaware to carry on its business and own or lease its properties as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.          NuStar Holdings is the sole member of NuStar GP, with a 100% membership interest in NuStar GP, such membership interest has been duly authorized and validly issued in accordance with the NuStar GP LLC Agreement and is fully paid (to the extent required by the NuStar GP LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NuStar Holdings owns such membership interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NuStar Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of the UCC Search Date.

3.          NuStar GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and NuStar GP owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NuStar GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of the UCC Search Date.

4.          NuStar Holdings is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and NuStar Holdings owns such limited partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming NuStar Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of the UCC Search Date.

5.          The General Partner is the sole general partner of the Partnership with a non-economic general, management partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the NuStar Energy Partnership Agreement and the General Partner owns such general partner interest free and clear of all liens in respect of which a uniform commercial code financing statement naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of the UCC Search Date.

6.          The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Partnership Parties party thereto.

7.          The Notes have been duly authorized on behalf of NuStar Logistics and, when duly executed by authorized officers of GP, Inc. and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Notes will be valid and binding obligations of NuStar Logistics, enforceable against NuStar Logistics in accordance with their terms, and will be entitled to the benefits of the Indenture.

8.          The Guarantee by each Guarantor has been duly authorized by each Guarantor. When the Notes are duly executed by authorized officers of GP, Inc. and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Guarantee by each Guarantor will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
Exhibit A-1 - 1

9.          The NuStar GP LLC Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the sole member of NuStar GP and is enforceable against the sole member of NuStar GP in accordance with its terms.

10.          The General Partner Partnership Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the signatories thereto and is enforceable against the signatories thereto in accordance with its terms.

11.          The NuStar Energy Partnership Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the General Partner and is enforceable against the General Partner in accordance with its terms.

12.          The statements made in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of NuStar Logistics Debt Securities” and “Description of the Notes,” to the extent such statements purport to describe certain provisions of the Indenture or the Securities, accurately describe such provisions in all material respects, subject to the qualifications and assumptions stated therein.

13.          The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income Tax Consequences” and “Certain U.S. Federal Income Tax Considerations,” to the extent such statements purport to describe matters of United States federal income tax law and regulations, accurately describe such provisions in all material respects, subject to the qualifications and assumptions stated therein.

14.          The Indenture has been duly authorized, executed and delivered by NuStar Logistics and each Guarantor. The Indenture is a valid and binding agreement of NuStar Logistics and each Guarantor, enforceable against NuStar Logistics and each Guarantor in accordance with its terms.

15.          Neither (i) the execution and delivery of the Underwriting Agreement, the Indenture or the Securities by each of the Partnership Parties party thereto nor (ii) the issuance and sale by NuStar Logistics of the Securities to the Underwriters pursuant to the Underwriting Agreement (A) violated, violates or will violate the Organizational Documents of any of the Partnership Entities, (B) resulted, results or will result in a breach of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) created, creates or will create any security interest in, or lien upon, any of the property or assets of any Partnership Entity pursuant to any Applicable Agreement, (D) violated, violates or will violate any terms or provisions of (i) any applicable laws of the State of New York, (ii) any applicable federal laws of the United States of America, (iii) the Delaware General Corporation Law (“DGCL”), (iv) the Delaware LP Act, (v) the Delaware LLC Act or (vi) any applicable laws of the State of Texas.

16.          No Governmental Approval (as defined below) which has not been obtained or made and is not in full force and effect, was or is required for (i) the execution and delivery of the Underwriting Agreement, the Indenture or the Securities by the Partnership Parties party thereto, or (ii) the issuance and sale of the Securities by NuStar Logistics to the Underwriters pursuant to the Underwriting Agreement, or performance by NuStar Logistics and each Guarantor of their obligations thereunder. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or order of any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware, the State of Texas or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, (v) applicable federal laws of the United States of America or (vi) applicable laws of the State of Texas.

17.          Neither NuStar Logistics nor the Guarantors are, and immediately after giving effect to the issuance and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” none of them will be, required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “40 Act”).
Exhibit A-1 - 2

In acting as special counsel to the Partnership in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent registered public accounting firm for the Partnership, your counsel and your representatives, at which conferences certain contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for, the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Incorporated Documents and have made no check or verification thereof (except as and to the extent set forth in paragraphs 12 and 13 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Partnership Parties), (a) we confirm to you that, in our opinion, each of the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the Rules and Regulations, to be part of and included in the Registration Statement), as of September [●], 2020, the Pricing Disclosure Package, as of [●] p.m. Eastern Time on September [●], 2020 (the “Applicable Time”), and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations for registration statements on Form S-3 or related prospectuses, as the case may be (except that in each case we express no opinion as to Regulation S-T), (b) we are not aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any of the Incorporated Documents and are not so described and (c) furthermore, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Securities (i) the Registration Statement, at the time it became effective, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the Rules and Regulations, to be part of and included in the Registration Statement), at September [●], 2020, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (A) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon or any other financial or accounting data, included or incorporated by reference in, or omitted from, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Incorporated Document, (B) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or the Incorporated Documents, (C) any trustee’s statement of eligibility on Form T-1 and (D) assessments of, and reports on, the effectiveness of internal controls over financial reporting.
Exhibit A-1 - 3

EXHIBIT A-2

FORM OF OPINION OF AMY L. PERRY

1.          Qualification of Certain Entities.  Each of the entities listed on Annex I to this opinion is duly qualified or registered to do business and is in good standing as a limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex I to this opinion.

2.          Ownership of NuStar Logistics and NuPOP.  The Partnership owns directly or indirectly 100% of the outstanding partnership interests in NuStar Logistics and NuPOP; such partnership interests have been duly authorized and validly issued in accordance with the applicable Principal Subsidiary Operative Documents; and the Partnership and the direct owner, if applicable, of such partnership interests owns such partnership interests free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership, NuStar GP, Inc., LegacyStar Services, LLC, NuStar Pipeline Partners L.P. or NuStar Pipeline GP, as applicable, as debtor is on file as of September [●], 2020.

Such counsel may state that the opinions set forth in paragraph 1 with respect to the due qualification and registration and good standing of the entities listed on Annex I to this opinion are based solely upon her review of certificates and other communications from the appropriate public officials of the applicable jurisdictions of qualification or registration.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (iii) state that her opinion is limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas.

In addition, such counsel shall state that she has, or lawyers under her supervision have, participated in conferences with officers and other representatives of the Partnership Parties, the independent registered public accounting firm of the Partnership, your counsel and your representatives at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case, including the documents incorporated by reference therein) and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Partnership Parties), (a) such counsel is not aware of any legal or governmental proceedings pending or threatened to which the Partnership or any of its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any of the documents incorporated by reference therein and are not so described and (b) no facts have come to such counsel’s attention that led such counsel to believe that (A) the Registration Statement (including the documents incorporated by reference therein), as of the date it became effective and the latest Effective Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pricing Disclosure Package (including the documents incorporated by reference therein), as of [●] New York City Time on September [●], 2020, included an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus (including the documents incorporated by reference therein), as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no opinion, statement or belief in such letter with respect to (i) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated by reference in, or excluded from, the Registration Statement, the Pricing Disclosure Package or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the documents incorporated by reference therein.
Exhibit A-2 - 1

ANNEX I

Charters, Good Standings and Foreign Qualifications

Entity	Jurisdiction of Formation	Foreign Qualifications
NuStar Energy L.P.	Delaware	Texas
NuStar GP, LLC	Delaware	New Mexico, Texas
NuStar Pipeline Operating Partnership L.P.	Delaware	Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington, Wyoming
NuStar Logistics, L.P.	Delaware	California, Colorado, Kansas, Louisiana, New Jersey, New Mexico, North Carolina, Oklahoma, Texas

Annex I